 Kohl's 14A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ____)

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[   ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[   ]Definitive Additional Materials

[X]Soliciting Material Pursuant to §240.14a-12

KOHL’S CORPORATION
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Important Shareholder Information and Where You Can Find It

Kohl’s intends to file a proxy statement and BLUE proxy card with the SEC in connection with the solicitation of proxies for Kohl’s 2021 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2021 Annual Meeting”). Kohl’s, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of Kohl’s directors and executive officers and their respective interests in Kohl’s by security holdings or otherwise is set forth in Kohl’s proxy statement for the 2020 Annual Meeting of shareholders, filed with the SEC on March 26, 2020 (the “2020 Proxy Statement”). To the extent holdings of such participants in Kohl’s securities have changed since the amounts described in the 2020 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. Additional information is available in Kohl’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended January 30, 2021 filed with the SEC on June 5, 2020, September 3, 2020 and December 3, 2020, respectively. Details concerning the nominees of Kohl’s Board of Directors for election at the 2021 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF KOHL’S ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING KOHL’S DEFINITIVE PROXY STATEMENT, ANY SUPPLEMENTS THERETO AND THE ACCOMPANYING BLUE PROXY CARD BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by Kohl’s free of charge from the SEC’s website, www.sec.gov. Copies will also be available at no charge on the Kohl’s website at investors.kohls.com.

Michelle Gass Associate Address

March 4, 2021

Hi Kohl's team, Before I start today's Town Hall, I want to spend a few minutes on last week’s news around activist investors taking a position in Kohl's.  While I did share an email message with the company on the day that news broke - I know not everyone saw that note so I wanted to reiterate the message I shared.

Last week, a small group of our investors publicly announced some ideas about our strategy and path forward, in addition to making board nominations. This announcement garnered a variety of media attention which you've likely seen.

It is relatively common for certain investors to take a position like this with public companies. While we have confidence in our plans and the progressive improvement we see in the business, we listen to the opinions of all of our shareholders and maintain an ongoing dialogue to hear their views. We also continue to work with them to make sure they understand our long-term strategy and continued commitment to create shareholder value.

I've been sharing business updates with you frequently through the year and this news does not change anything about all of the good news we’ve had to celebrate. We successfully navigated the business through an extremely challenging year and we've had three consecutive quarters of progressive improvement, and momentum going into 2021. We were fortunate to be in a strong financial position as we entered the pandemic and with the incredible agility of this entire organization, we’ve managed through the challenges, announced a new long-term strategy, and are even a stronger company now. This is our shared success as a result of all of your hard work and commitment to Kohl’s.

As we look toward building our business for the future, please be assured that our management team and the Board have great confidence in our current performance and the plans we have in place for the next chapter of Kohl's. We are working in the best interests of all our stakeholders and are encouraged by the seven equity analyst upgrades and 170% appreciation in our stock price since announcing our new strategy in October 2020 -- and there is strong support for how we are approaching our strategy and future growth.

Over the next few weeks and months, you may see more speculation and commentary in the media regarding these investors’ intentions, but I ask that you continue to stay focused on the business, our key initiatives and serving the customer. I will share updates with you on important developments, as appropriate. I value all you are doing to support our business and serve customers, and I appreciate your commitment and efforts as we together create a very bright future for Kohl's.